As filed with the Securities and Exchange Commission on May 3, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADHERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4721 Emperor Boulevard, Suite 350

Durham, NC 27703

(919) 578-5901

(Address of Principal Executive Offices)

ADHERA THERAPEUTICS, INC. 2018 LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENTS BETWEEN ADHERA THERAPEUTICS, INC.

AND EACH OF JOSEPH W. RAMELLI, PHILIP C. RANKER AND PHILIPPE P. CALAIS

(Full Title of the Plan)

Nancy R. Phelan

Chief Executive Officer

Adhera Therapeutics, Inc.

4721 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

(Name and Address of Agent for Service)

(919) 578-5901

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael T. Campoli, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 421-4100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock ($0.006 par value)	6,380,000	(1)	$0.28	$1,786,400	$216.52

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Adhera Therapeutics, Inc. (the “Company”) common stock, par value $0.006 per share (the “Common Stock”), which become issuable under the employee benefit plans described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low bid prices per share of common stock on the OTCQB Tier of the OTC Markets on May 1, 2019.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 6,380,000 shares of the common stock, par value $0.006 per share (“Common Stock”), of Adhera Therapeutics, Inc. that have been or may be issued and sold under the Adhera Therapeutics, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) and the Non-Qualified Stock-Option Agreements that Adhera Therapeutics, Inc. entered into with each of Joseph W. Ramelli, Philip C. Ranker and Philippe P. Calais (the foregoing, collectively, the “Former Directors”) on May 2, 2018 (the “Separation Option Plans”, and together with the 2018 Plan, the “Option Plans”). The Company and the Former Directors entered into the Separation Option Plans in connection with the resignation of each of the Former Directors on May 2, 2018.

Unless the context indicates otherwise, references to “Adhera Therapeutics”, “Adhera”, “the Company”, “we”, “us”, or “our” refer to the combined company following the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of November 15, 2016 between and among Adhera Therapeutics, Inc., IThenaPharma, Inc., Ithena Acquisition Corporation and the representative of the stockholders of IThenaPharma, Inc., and the subsidiaries of such combined company.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been acquired by certain of our officers and directors, being the Selling Stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that have been or may be acquired by the Selling Stockholders pursuant to awards made to the Selling Stockholders under the 2018 Plan and the Adhera Therapeutics, Inc. 2014 Long-Term Incentive Plan, and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Option Plans that are covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

ADHERA THERAPEUTICS, INC.

4,891,457 shares

of

Common Stock

This reoffer prospectus is a combined prospectus relating to shares of our common stock, par value $0.006 per share (the “Common Stock”), that have been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and that have been or may be acquired by certain of our officers and directors (the “Selling Stockholders”) pursuant to awards made to them under our 2018 Long-Term Incentive Plan (the “2018 Incentive Plan”) and our 2014 Long-Term Incentive Plan (the “2014 Incentive Plan” and, together with the 2018 Incentive Plan, the “Incentive Plans”). An aggregate of 6,000,000 shares of Common Stock relating to the 2018 Incentive Plan are being registered with the SEC on the registration statement on Form S-8 of which this reoffer prospectus is filed as a part.

The Selling Stockholders are offering and selling up to 4,891,457 shares (the “Shares”) of Common Stock. We will not receive any proceeds from the sale of the Shares. However, we will receive the proceeds, if any, from the exercise of the options granted under the Incentive Plans.

The Selling Stockholders may offer their Shares through public or private transactions, in the over-the-counter markets or on any exchanges on which our Common Stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The Selling Stockholders may engage brokers or dealers who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

Our Common Stock trades on the OTCQB Tier of the OTC Markets under the symbol “ATRX.” On April 25, 2019, the last sale price of the Common Stock as reported on the OTCQB Tier of the OTC Markets was $0.36 per share.

An investment in our securities involves risks. You should carefully read and consider the risk factors disclosed in any of our filings with the SEC that are incorporated by reference in this prospectus, including, without limitation, the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by the risk factors contained in our Quarterly Reports filed thereafter with the SEC, before making a decision to purchase our securities.

Our mailing address and telephone number are:

4721 Emperor Boulevard, Suite 350

Durham, NC 27703

(919) 578-5901

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2019

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

INFORMATION ABOUT THE COMPANY

The following summary highlights information contained elsewhere in this prospectus or in the documents incorporated herein by reference. This summary does not contain all of the information that you should consider before making an investment decision with respect to our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include or incorporate by reference in this prospectus. If you acquire in our securities, you are assuming a high degree of risk.

Unless the context indicates otherwise, references to “Adhera Therapeutics”, “Adhera”, “the Company”, “we”, “us”, or “our” refer to the combined company following the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of November 15, 2016 between and among Adhera Therapeutics, Inc., IThenaPharma, Inc., Ithena Acquisition Corporation and the representative of the stockholders of IThenaPharma, Inc., and the subsidiaries of such combined company.

Company Overview

We are an emerging specialty pharmaceutical company that leverages innovative distribution models and technologies to improve the quality of care for patients in the United States suffering from chronic and acute diseases. We are focused on fixed dose combination (“FDC”) therapies in hypertension, with plans to expand the portfolio of drugs we commercialize to include other therapeutic areas.

Our mission is to provide effective and patient centric treatment for hypertension and resistant hypertension while actively seeking additional assets that can be commercialized through our proprietary Total Care System (“TCS”). At the core of our TCS is DyrctAxess, our patented technology platform. DyrctAxess is designed to offer enhanced efficiency, control and access to the information necessary to empower patients, physicians and manufacturers to achieve optimal care.

We began marketing Prestalia®, a single-pill FDC of perindopril arginine (“perindopril”) and amlodipine besylate (“amlodipine”) in June of 2018. By combining Prestalia, DyrctAxess and an independent pharmacy network, we have created a proprietary system for drug adherence and the effective treatment of hypertension, improving the distribution of FDC hypertensive drugs, such as our FDA-approved product Prestalia, as well as improving the distribution of devices for therapeutic drug monitoring (“TDM”) (e.g., blood pressure monitors), as well as patient counseling and prescription reminder services. We are focused on demonstrating the therapeutic and commercial value of our TCS through the commercialization of Prestalia. Prestalia was developed in coordination with Servier, a French pharmaceutical conglomerate, that sells the formulation outside the United States under the brand names Coveram® and/or Viacoram®. Prestalia was approved by the U.S. Food and Drug Administration (“FDA”) in January 2015 and is distributed through our DyrctAxess platform, which we acquired in 2017.

We have discontinued all significant clinical development and are evaluating disposition options for all of our development assets, including: (i) our next generation celecoxib program drug candidates for the treatment of acute and chronic pain, IT-102 and IT-103; (ii) CEQ508, an oral delivery of small interfering RNA (“siRNA”) against beta-catenin, combined with IT-102 to suppress polyps in the precancerous syndrome and orphan indication Familial Adenomatous Polyposis (“FAP”); (iii) CEQ508 combined with IT-103 to treat Colorectal Cancer; (iv) CEQ608 and CEQ609, an oral delivery of IL-6Ra tkRNAi against irritable bowel disease (IBD) gene targets, which could significantly reduce colon length and abolish the IL-6Rα message in proximal ileum; (v) Claudin-2 strains which (CEQ631 and CEQ632) significantly reduce Claudin-2 mRNA expression and protein levels in the colon as well as attenuation of the disease phenotype and enhance survival; (vi) MIP3a therapeutic strains CEQ631 and CEQ632 which also resulted in a significant reduction in sum pathology scores and reduction in MIP3a mRNA expression. We plan to license or divest these development assets since they no longer align with our focus on the treatment of hypertension.

As our strategy is to be a commercial pharmaceutical company, we will drive a primary corporate focus on revenue generation through our commercial assets, with a focus on developing our technology and TCS. We intend to create value through the continued commercialization of our FDA-approved product, Prestalia, while continuing to develop and leverage our TCS to further strengthen our commercial presence.

On November 15, 2016, Adhera entered into an Agreement and Plan of Merger with IThenaPharma, Inc., a Delaware corporation, IThena Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of IThena (“Merger Sub”), and Vuong Trieu, Ph.D. as the IThena representative (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into IThena, with IThena surviving as a wholly-owned subsidiary of Adhera (such transaction, the “Merger”). As a result of the Merger, the former holders of IThena common stock immediately prior to the completion of the Merger owned approximately 65% of the issued and outstanding shares of Adhera common stock immediately following the completion of the Merger.

IThena is deemed to be the accounting acquirer in the Merger, and thus the historical financial statements of IThena will be treated as the historical financial statements of our company and will be reflected in our quarterly and annual reports for periods ending after the effective time of the Merger.

Subsequent to the Merger, we executed on our strategy to become a commercial stage pharmaceutical company by acquiring Prestalia from Symplmed in June 2017. Prestalia is an FDA-approved and marketed anti-hypertensive drug. Prestalia is an FDC of perindopril arginine, which is an ACE inhibitor, and amlodipine besylate, which is a calcium-channel blocker (CCB) and is indicated as a first line therapy for hypertension control.

The acquisition of Prestalia transitioned our company from a clinical stage company to a commercial organization. Prestalia was approved by the FDA in January 2015 and has been marketed in select U.S. states since then by Symplmed. Prestalia sales saw a solid growth through September of 2016, via new patient acquisition and strong patient retention. Due to funding circumstances experienced by Symplmed, further sales promotion of Prestalia were ceased by the end of 2016, and in June 2017 we acquired the Prestalia assets from Symplmed. Our current focus is dedicated to the promotion and commercialization of Prestalia.

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General

Adhera Therapeutics, Inc. was incorporated under the laws of the State of Delaware under the name Nastech Pharmaceutical Company on September 23, 1983. Our mailing address is Adhera Therapeutics, Inc., 4721 Emperor Boulevard, Suite 350, Durham, NC 27703, and our telephone number is (919) 578-5901. We maintain an Internet website at www.adherathera.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus, including statements about us and the future of our commercialization plans, clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus for a variety of reasons.

The following factors, among others, could cause the future results of our company and our industry to differ materially from historical results or those anticipated:

●	our ability to obtain additional funding for our company on a timely basis, whether pursuant to a capital raising transaction arising from the sale of our securities, a strategic transaction or otherwise;

●	our ability to attract and/or maintain research, development, commercialization and manufacturing partners;

●	the ability of our company and/or a partner to successfully complete product research and development, including pre-clinical and clinical studies and commercialization;

●	the ability of our company and/or a partner to obtain required governmental approvals, including product and patent approvals;

●	the ability of our company and/or a partner to develop and commercialize products that can compete favorably with those of our competitors;

●	the timing of costs and expenses related to the research and development programs of our company and/or our partners;

●	the timing and recognition of revenue from milestone payments and other sources not related to product sales;

●	our ability to obtain suitable facilities in which to conduct our planned business operations on acceptable terms and on a timely basis;

●	our ability to attract and retain qualified officers, employees and consultants as necessary; and

●	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits.

We urge investors to carefully read and consider the risk factors disclosed in any of our filings with the SEC that are incorporated by reference in this prospectus, including, without limitation, the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in evaluating the forward-looking statements contained or incorporated by reference in this prospectus. We caution investors not to place significant reliance on forward-looking statements contained or incorporated by reference in this document; such statements need to be evaluated in light of all the information contained or incorporated by reference herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth or incorporated by reference in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

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USE OF PROCEEDS

We are registering the Shares offered by this prospectus for the account of the Selling Stockholders identified in the section of this prospectus entitled “Selling Stockholders.” All of the net proceeds from the sale of the Shares will go to the Selling Stockholders who offer and sell their Shares. We will not receive any part of the proceeds from the sale of such Shares. We may receive proceeds of up to approximately $3.4 million if all of the options are exercised and no cashless-exercise procedure is used. We anticipate that any such proceeds will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, options may be exercised for cash.

SELLING STOCKHOLDERS

The Selling Stockholders are persons listed in the table below who have acquired or hereafter may acquire shares of common stock pursuant to awards under the Incentive Plans. Each Selling Stockholder will receive all of the net proceeds from the sale of his or her Shares offered by this Reoffer Prospectus.

The table and notes below describe, with respect to each Selling Stockholder, as of April 25, 2019: (a) the name of the Selling Stockholder; (b) his or her relationship to us during the last three years; (c) the total number of shares of common stock he or she beneficially owned as of the date of this prospectus; (d) the number of Shares which he or she may offer pursuant to this prospectus; and (e) the amount and the percentage of our common stock that he or she would own after completion of this offering, assuming he or she disposes of all of the Shares being offered by him or her pursuant to this prospectus. The information contained in this table and notes may be amended or supplemented from time to time.

	Number of	Number	Number of
	Shares Owned	of Shares	Shares to Be
	Prior to	Registered	Owned After
Name and Position With Us	Offering(1)	Hereby(2)	Offering(3)
Nancy R. Phelan (4)	1,500,000	1,500,000	-0-
CEO, Secretary and a Director
Robert C. Moscato, Jr. (5)	1,200,000	500,000	700,000
Former CEO, Secretary and Director
Isaac Blech (6)	2,322,282	477,257	1,845,025
Director
Uli Hacksell, Ph.D. (7)	1,000,000	1,000,000	-0-
Chairman of the Board
R. Eric Teague (8)	200,000	200,000	-0-
Former CFO
Donald A. Williams (9)	344,200	29,200	315,000
Director
Erik Emerson (10)	1,185,000	1,185,000	-0-
Director
TOTAL: (11)	7,751,482	4,891,457	2,860,025

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(1)	Includes shares of common stock acquired not pursuant to any employee or director benefit plan (or that may be acquired within sixty (60) days after April 25, 2019 (“Presently Exercisable”)), shares of common stock underlying options granted pursuant to the Incentive Plans (both Presently Exercisable and not Presently Exercisable), shares of restricted common stock granted pursuant to the Incentive Plans, and shares of common stock underlying Presently Exercisable options granted pursuant to any employee or director benefit plan other than the Incentive Plans.

(2)	Includes all shares of common stock underlying outstanding options (both Presently Exercisable and not Presently Exercisable) that were granted pursuant to the Incentive Plans, and restricted shares of common stock that were granted pursuant to the Incentive Plans, as of April 25, 2019.

(3)	Assumes all shares registered under this prospectus will be sold.

(4)	Consists of options to purchase up to 1,500,000 shares of common stock, of which 400,000 are Presently Exercisable and 1,100,000 are not Presently Exercisable.

(5)	Includes options to purchase up to 500,000 shares of common stock, all of which 250,000 are Presently Exercisable. Also includes Presently Exercisable warrants to purchase 300,000 shares of common stock held by an entity of the general partner of which Mr. Moscato is majority member and manager, and 400,000 shares of common stock issuable upon the conversion of 40 shares of Series F Preferred Stock held by an entity of the general partner of which Mr. Moscato is the majority member and manager. Mr. Moscato resigned as an officer and as a director of our company effective April 4, 2019.

(6)	Includes options to purchase up to 477,257 shares of common stock, of which 145,832 are Presently Exercisable and 331,425 are not Presently Exercisable. Also includes: (i) Presently Exercisable warrants to purchase 16,875 shares of common stock held by Mr. Blech; (ii) 22,500 shares of common stock issuable upon conversion of 2.25 shares of Series E Preferred Stock held by Mr. Blech; (iii) Presently Exercisable warrants to purchase 773,850 shares of common stock held by a trust affiliated with Mr. Blech; and (iv) 1,031,800 shares of common stock issuable upon conversion of 103.18 shares of Series E Preferred Stock held by a trust affiliated by Mr. Blech.

(7)	Consists of options to purchase up to 1,000,000 shares of common stock, of which 500,000 are Presently Exercisable and 500,000 are not Presently Exercisable.

(8)	Consists of options to purchase up to 200,000 shares of common stock that are Presently Exercisable. Mr. Teague resigned as an officer of our company effective March 22, 2019.

(9)	Includes options to purchase up to 29,200 shares of common stock, all of which are Presently Exercisable. Also includes Presently Exercisable warrants to purchase 135,000 shares of common stock and 180,000 shares of common stock issuable upon conversion of 18 shares of Series E Preferred Stock.

(10)	Consists of 60,000 shares of restricted common stock granted under the 2014 Incentive Plan and options to purchase up to 1,125,000 shares of common stock (of which 750,000 are Presently Exercisable and 375,000 are not Presently Exercisable).

(11)	See the information contained in footnotes (4) – (10) above.

None of the Selling Stockholders will own more than one percent of our common stock at April 25, 2019 following the sale by such Selling Stockholder of all of his or her shares of common stock registered under this Reoffer Prospectus other than Isaac Blech, who would own approximately 14.6% of our common stock, Robert C. Moscato, Jr., who would own approximately 6.1% of our common stock, and Donald A. Williams, who would own approximately 2.8% of our common stock, in each case after giving effect to the conversion by such persons of the shares of convertible preferred stock held by such persons and/or the exercise of Presently Exercisable warrants to purchase shares of common stock held by such persons, but without giving effect to the beneficial ownership limitations set forth in such securities instruments.

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Information regarding each Selling Stockholder’s current relationship with us within the past three years is set forth below.

Robert C. Moscato, Jr. Mr. Moscato served as our Chief Executive Officer from June 2018 until April 2019, as our Secretary from October 2018 until April 2019 and as a member of our Board of Directors from July 1, 2018 until April 2019.

Isaac Blech. Mr. Blech has served as a member of our Board of Directors since November 22, 2017.

Uli Hacksell, Ph.D. Dr. Hacksell has served as a director of our company, and as the Chairman of our Board of Directors, since July 1, 2018.

R. Eric Teague. Mr. Teague served as our Chief Financial Officer from September 2018 until March 22, 2019.

Donald A. Williams. Mr. Williams has served as a member of our Board of Directors since September 15, 2014.

Erik Emerson. Mr. Emerson served as our Chief Commercial Officer from June 2017 until January 2019, and he has served as a director of our company since April 2018.

The Selling Stockholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their securities since the date on which the information in the above table is presented. Information about the Selling Stockholders may change from time to time. Information about other persons who may hereafter become Selling Stockholders will be set forth in prospectus supplements or post-effective amendments, if required.

Because the Selling Stockholders may offer all or some of their Common Stock from time to time, and none is obligated to sell any such shares, we cannot estimate the amount of Common Stock that will be held by the Selling Stockholders after this offering. Also, this prospectus does not include awards that we may grant to the Selling Stockholders in the future. Such shares may subsequently be sold pursuant to this prospectus, as supplemented to reflect the offering of such shares for resale or in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” for further information.

PLAN OF DISTRIBUTION

The Selling Stockholders may resell under this prospectus up to 4,891,457 Shares that have been or may be issued to the Selling Stockholders. The Selling Stockholders may sell the Shares from time to time and may also decide not to sell all the Shares they are permitted to sell under this prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. Subject to the restrictions described in this prospectus, the Shares being offered under this prospectus may be sold from time to time by the Selling Stockholders in any of the following ways:

●	through a broker or brokers, acting as principals or agents. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell our Common Stock as agent but may position and resell the block as principal to facilitate the transaction. Our Common Stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchase of our Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions);

●	on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

●	in private sales directly to purchasers.

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To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

The Selling Stockholders may enter into option or other transactions with broker-dealers, which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.

The Selling Stockholders also may loan or pledge Shares to a broker-dealer. The broker-dealer may sell the Shares so loaned, or upon a default the broker-dealer may sell the Shares so pledged, pursuant to this prospectus. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Shares. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of Shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any Shares of a Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Shares may be sold by Selling Stockholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of Shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

●	the name of each such Selling Stockholder and of the participating broker-dealer(s);

●	the number of Shares involved;

●	the price at which such Shares were sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

●	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transaction.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares.

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DESCRIPTION OF COMMON STOCK

The following is a summary of all material characteristics of our Common Stock as set forth in our certificate of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware.

Common Stock

We are authorized to issue up to 180,000,000 shares of common stock, par value $0.006 per share. As of December 31, 2018, 10,761,684 shares of our common stock were issued and outstanding, 66,666 unissued shares of common stock were reserved for issuance upon the conversion of outstanding shares of our Series C Convertible Preferred Stock, 50,000 unissued shares of common stock were reserved for issuance upon the conversion of outstanding shares of our Series D Convertible Preferred Stock, 34,880,000 unissued shares of common stock were reserved for issuance upon the conversion of outstanding shares of our Series E Convertible Preferred Stock, 3,810,000 unissued shares of common stock were reserved for issuance upon the conversion of outstanding shares of our Series F Convertible Preferred Stock, 36,267,329 unissued shares of common stock were reserved for issuance upon the exercise of outstanding warrants, and 5,613,057 unissued shares of common stock were reserved for issuance upon the exercise of outstanding options.

All shares of common stock issued will be duly authorized, fully paid and non-assessable. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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Section 203 defines “business combination” to include:

●	Any merger or consolidation involving the corporation and the interested stockholder;

●	Any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

●	In general, any transaction that results in the issuance or transfer by a corporation of any of its stock to the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Common Stock Listing

Our Common Stock currently is trading on the OTCQB Tier of the OTC Markets under the symbol “ATRX.”.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our Common Stock.

LEGAL MATTERS

The validity of the issuance of the common stock described in this prospectus has been passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Adhera Therapeutics, Inc. as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 incorporated in this prospectus by reference from the Adhera Therapeutics, Inc. Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated by reference in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at www.adherathera.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act, with respect to certain of the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or from its web site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 16, 2019;

●	our current reports on Form 8-K, as filed with the SEC on January 22, 2019, March 7, 2019, March 15, 2019 and April 5, 2019;

●	the description of our common stock and the description of certain provisions of Delaware Law contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on August 12, 1985, including any amendments or reports filed for the purposes of updating this description; and

●	future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:

Adhera Therapeutics, Inc.

4721 Emperor Boulevard, Suite 350

Durham, NC 27703

(919) 578-5901

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You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

4,891,457 Shares

ADHERA THERAPEUTICS, INC.

Common Stock

PROSPECTUS

May 3, 2019

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this Registration Statement the information we have filed with the SEC. The information we incorporate by reference into this Registration Statement is an important part of this Registration Statement. Any statement in a document we have filed with the SEC prior to the date of this Registration Statement and which is incorporated by reference into this Registration Statement will be considered to be modified or superseded to the extent a statement contained in this Registration Statement or any other subsequently filed document that is incorporated by reference into this Registration Statement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this Registration Statement, except as modified or superseded.

We incorporate by reference into this Registration Statement the information contained in the documents listed below, which is considered to be a part of this Registration Statement:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 16, 2019;

●	our current reports on Form 8-K, as filed with the SEC on January 22, 2019, March 7, 2019, March 15, 2019 and April 5, 2019;

●	the description of our common stock and the description of certain provisions of Delaware Law contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on August 12, 1985, including any amendments or reports filed for the purposes of updating this description; and

●	future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address: Adhera Therapeutics, Inc., 4721 Emperor Boulevard, Suite 350, Durham, NC 27703: Tel. No. (919) 578-5901.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation, as amended to date, currently provides that our board of directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law (the “DGCL”), and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. Our Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our board of directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

Under Section 145 of the DGCL, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

We maintain a policy of directors and officer’s liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rdday of May, 2019.

ADHERA THERAPEUTICS, INC.

By:	/s/ Nancy R. Phelan
Name:	Nancy R. Phelan
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Nancy R. Phelan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on May 3, 2019.

Signature	Title

/s/ Nancy R. Phelan	Chief Executive Officer and Secretary
Nancy R. Phelan	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Uli Hacksell, Ph.D.	Chairman of the Board
Uli Hacksell, Ph.D.

/s/ Isaac Blech	Director
Isaac Blech

/s/ Tim Boris	Director
Tim Boris

Director
Erik Emerson

/s/ Donald A. Williams	Director
Donald A. Williams

EXHIBIT INDEX

Exhibit No.	Description

4.1	Adhera Therapeutics, Inc. 2018 Long-Term Incentive Plan. (filed as Exhibit 10.35 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, and incorporated herein by reference).**

4.2	Form of Non-Qualified Stock Option Agreement entered into between Adhera Therapeutics, Inc. and each of Joseph W. Ramelli, Philip C. Ranker and Philippe P. Calais. (1)**

5.1	Opinion of Pryor Cashman LLP. (1)

23.1	Consent of Squar Milner LLP, independent registered public accounting firm. (1)

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page). (1)

(1)	Filed herewith.
**	Indicates management contract or compensatory plan or arrangement.